Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports Third Quarter 2019 Results and Announces Leadership Transition
Bill Livek Appointed Chief Executive Officer & Executive Vice Chairman
RESTON, Va., November 5, 2019 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended Sept. 30, 2019. The company also announced today that Bill Livek has been appointed by Comscore's board of directors as chief executive officer and executive vice chairman, effective immediately, bringing his 40 years of experience in the world of media and consumer measurement to the CEO role.
Third Quarter 2019 Financial Results

•	Revenue for the third quarter was $94.3 million compared to $102.9 million in the prior-year quarter

•	Net loss of $10.6 million, or $(0.16) per share, compared to a net loss of $24.6 million, or $(0.42) per share in the year-ago quarter

•	Adjusted EBITDA for the third quarter increased 23.2% year-over-year to $6.4 million

•	Cash, cash equivalents and restricted cash of $58.5 million increased 16.5% since Dec. 31, 2018

•	Cost actions taken beginning to flow through; on track to be fully realized in 2020
"This was a transformative quarter for Comscore, as we made substantial progress in refocusing our product portfolio to provide our customers and partners with innovative solutions. During my tenure as interim chief executive officer, we significantly reduced our core operating costs, right-sized our organizational structure, and executed on a strategy that we believe will allow us to achieve breakeven operating cashflow by the end of the year," said Dale Fuller, director and former interim chief executive officer of Comscore. "I am incredibly grateful for the opportunity to have served as Comscore's interim CEO and believe we are a stronger organization to continue our transformation and bring innovative products and services to our customers. After much consideration, I believe I am best able to serve Comscore and its mission as a member of the board of directors."
"I would like to thank Dale for his guidance and leadership throughout this transition," said Bill Livek, Comscore's chief executive officer and executive vice chairman. "I am excited about the prospects that lie ahead for Comscore and the opportunities we continue to believe are ripe for disruption. I look forward to capitalizing on these opportunities and creating meaningful value for our stakeholders."
Third Quarter Summary Results
Total revenue in the third quarter of 2019 was $94.3 million, down from $102.9 million in the year-ago quarter.
Ratings and Planning revenue decreased to $65.3 million in the third quarter of 2019, compared to $70.5 million in the year-ago quarter. The decrease was the result of a decline in syndicated digital products. TV and cross-platform products were flat compared to the same period last year as a result of higher local TV revenue and increased delivery of cross-platform products, offset by lower national TV revenue.

Analytics and Optimization revenue declined to $18.3 million in the third quarter of 2019, compared to $22.2 million in the year-ago quarter. The decrease was related to lower digital custom marketing solution sales and deliveries in the third quarter of 2019 as compared to the prior-year period. This decrease was offset, in part, by increased revenue from Activation products.
Movies Reporting and Analytics revenue was $10.7 million in the third quarter of 2019, compared to $10.2 million in the year-ago quarter.
During the third quarter of 2019, the company announced a settlement with the SEC, resolving a previously disclosed investigation into financial accounting and disclosure practices between February 2014 and February 2016. In agreeing to the settlement, which includes a civil monetary penalty of $5.0 million, the company neither admitted nor denied the SEC's allegations. Following a separate proceeding by the SEC, the company received a clawback of $2.1 million from its former chief executive officer.
Net loss for the third quarter of 2019 was $10.6 million, or $(0.16) per share, compared to a net loss of $24.6 million, or $(0.42) per share reported in the year-ago quarter.
For the third quarter of 2019, non-GAAP adjusted EBITDA was $6.4 million, compared to adjusted EBITDA of $5.2 million in the year-ago quarter. Non-GAAP adjusted EBITDA excludes stock-based compensation expense; settlement of certain litigation (including the clawback referenced above); investigation, litigation and audit-related expense; restructuring expense; change in fair value of financing derivatives and warrants liability; and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of September 30, 2019, cash, cash equivalents and restricted cash totaled $58.5 million, including $4.7 million in restricted cash and $2.1 million from the clawback related to the SEC proceeding. Total debt principal as of September 30, 2019, including $204.0 million of senior secured convertible notes, was $213.2 million.
Conference Call Information for Today, Tuesday, Nov. 5 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call today at 5:00 p.m. ET. To access the call, dial +1 844-229-7593 (domestic) or +1 314-888-4258 (international) and reference conference ID # 2225657. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations. Following the conference call, a replay will be available by dialing +1 855-859-2056 (domestic) or +1 404-537-3406 (international) with passcode # 2225657. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding product development and innovation, organizational restructuring, the company's ability to achieve breakeven operating cash flow in 2019, strategic plans, future prospects and market opportunities, and value creation for the company's stakeholders. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward- looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein non-GAAP net income (loss) and adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results.
Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated.
Media
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com
Investors
Robert Winters or Jackie Marcus
Alpha IR Group
312-445-2870
SCOR@alpha-ir.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of	As of
	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,839	$44,096
Restricted cash	4,651	6,102
Accounts receivable, net of allowances of $2,182 and $1,597, respectively	59,417	75,609
Prepaid expenses and other current assets	16,217	19,972
Total current assets	134,124	145,779
Property and equipment, net	32,609	27,339
Operating right-of-use assets	37,923	—
Other non-current assets	2,363	8,898
Deferred tax assets	2,521	3,991
Intangible assets, net	86,483	126,945
Goodwill	415,806	641,191
Total assets	$711,829	$954,143
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$44,921	$29,836
Accrued expenses	48,108	58,140
Accrued litigation settlements	6,750	3,500
Contract liability	51,852	64,189
Customer advances	7,706	6,688
Warrants liability	5,905	—
Current operating lease liabilities	6,784	—
Other current liabilities	3,788	6,583
Total current liabilities	175,814	168,936
Financing derivatives	23,200	26,100
Senior secured convertible notes	182,744	177,342
Non-current operating lease liabilities	44,171	—
Deferred rent	—	10,304
Deferred tax liabilities	325	5,527
Other non-current liabilities	20,355	14,367
Total liabilities	446,609	402,576
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at September 30, 2019 and December 31, 2018; no shares issued or outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 70,955,367 shares issued and 64,190,571 shares outstanding as of September 30, 2019, and 66,154,626 shares issued and 59,389,830 shares outstanding as of December 31, 2018	64	59
Additional paid-in capital	1,595,402	1,561,208
Accumulated other comprehensive loss	(13,515)	(10,621)
Accumulated deficit	(1,086,747)	(769,095)
Treasury stock, at cost, 6,764,796 shares as of September 30, 2019 and December 31, 2018	(229,984)	(229,984)
Total stockholders' equity	265,220	551,567
Total liabilities and stockholders’ equity	$711,829	$954,143

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$94,300	$102,864	$293,482	$310,172

Cost of revenues (1) (2)	47,390	49,446	152,791	148,226
Selling and marketing (1) (2)	20,421	24,866	68,590	80,418
Research and development (1) (2)	14,064	18,742	49,163	58,347
General and administrative (1) (2)	14,064	18,707	50,541	66,067
Investigation and audit related	980	696	4,176	37,446
Amortization of intangible assets	6,970	7,896	23,151	24,706
Impairment of goodwill	—	—	224,272	—
Impairment of intangible asset	—	—	17,308	—
Settlement of litigation, net	(2,100)	—	2,900	5,250
Restructuring (1)	2,270	51	5,149	5,141
Total expenses from operations	104,059	120,404	598,041	425,601
Loss from operations	(9,759)	(17,540)	(304,559)	(115,429)
Interest expense, net	(8,175)	(4,682)	(23,176)	(11,711)
Other income (expense), net	6,733	(1,711)	6,621	(827)
Gain (loss) from foreign currency transactions	1,194	(304)	768	(181)
Loss before income taxes	(10,007)	(24,237)	(320,346)	(128,148)
Income tax (provision) benefit	(552)	(400)	2,740	(3,916)
Net loss	$(10,559)	$(24,637)	$(317,606)	$(132,064)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.42)	$(5.16)	$(2.32)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	64,157,167	58,212,306	61,603,357	56,877,186
Comprehensive loss:
Net loss	$(10,559)	$(24,637)	$(317,606)	$(132,064)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(2,950)	(429)	(2,894)	(2,789)
Total comprehensive loss	$(13,509)	$(25,066)	$(320,500)	$(134,853)

(1) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$396	$1,248	$1,880	$5,235
Selling and marketing	756	1,860	3,159	8,227
Research and development	469	1,137	1,863	5,453
General and administrative	1,392	2,066	7,368	12,276
Restructuring	129	—	(137)	—
Total stock-based compensation expense	$3,142	$6,311	$14,133	$31,191

(2) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net loss	$(317,606)	$(132,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,447	12,974
Non-cash operating lease expense	3,987	—
Amortization expense of finance leases	1,974	—
Amortization of intangible assets	23,151	24,706
Impairment of goodwill	224,272	—
Impairment of intangible asset	17,308	—
Stock-based compensation	14,133	31,191
Deferred tax (benefit) provision	(3,951)	2,828
Change in fair value of financing derivatives	(2,900)	10,141
Change in fair value of warrant liability	(4,893)	—
Change in fair value of investment in equity securities	2,324	(307)
Non-cash interest expense on senior secured convertible notes	17,374	—
Accretion of debt discount	4,607	3,327
Amortization of deferred financing costs	795	703
Other	657	560
Changes in operating assets and liabilities:
Accounts receivable	14,951	19,480
Prepaid expenses and other assets	2,115	3,502
Accounts payable, accrued expenses, accrued litigation settlements and other liabilities	6,913	(22,449)
Contract liability and customer advances	(11,748)	(28,531)
Operating lease liabilities	(6,034)	—
Net cash used in operating activities	(3,124)	(73,939)

Investing activities:
Proceeds from sale of investment in equity securities	3,776	—
Purchases of property and equipment	(2,810)	(2,183)
Capitalized internal-use software costs	(8,800)	(7,447)
Net cash used in investing activities	(7,834)	(9,630)

Financing activities:
Proceeds from borrowings on senior secured convertible notes	—	100,000
Debt issuance costs	—	(5,132)
Proceeds from private placement, net of issuance costs paid	19,769	—
Financing proceeds received on subscription receivable	—	7,998
Proceeds from sale-leaseback financing transaction	4,252	—
Proceeds from the exercise of stock options	1,191	2,855
Payments for taxes related to net share settlement of equity awards	(1,227)	(4,663)
Principal payments on finance leases	(2,080)	—
Principal payments on capital lease and software license arrangements	(1,997)	(7,260)
Net cash provided by financing activities	19,908	93,798
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(658)	(1,140)
Net increase in cash, cash equivalents and restricted cash	8,292	9,089
Cash, cash equivalents and restricted cash at beginning of period	50,198	45,125
Cash, cash equivalents and restricted cash at end of period	$58,490	$54,214

	As of September 30,
	2019	2018
Cash and cash equivalents	$53,839	$47,876
Restricted cash	4,651	6,338
Total cash, cash equivalents and restricted cash	$58,490	$54,214

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Net loss (GAAP)	$(10,559)	$(24,637)	$(317,606)	$(132,064)

Income tax provision (benefit)	552	400	(2,740)	3,916
Interest expense, net	8,175	4,682	23,176	11,711
Depreciation	3,336	4,135	9,447	12,974
Amortization expense of finance leases	613	—	1,974	—
Amortization of intangible assets	6,970	7,896	23,151	24,706
EBITDA	9,087	(7,524)	(262,598)	(78,757)

Adjustments:
Stock-based compensation	3,013	6,311	14,270	31,191
Investigation and audit related	980	696	4,176	37,446
Settlement of litigation, net	(2,100)	—	2,900	5,250
Restructuring	2,270	51	5,149	5,141
Impairment of goodwill	—	—	224,272	—
Impairment of intangible asset	—	—	17,308	—
Private placement issuance cost (1)	(416)	—	738	—
Other (income) expense, net (2)	(6,385)	5,699	(5,469)	9,834
Adjusted EBITDA	$6,449	$5,233	$746	$10,105
(1) In the second quarter of 2019, we recorded $2.8 million in accrued transaction costs, of which $1.2 million was allocated to the warrants liability and recorded in general and administrative expenses in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs of $1.6 million were recorded in additional paid-in capital in the Condensed Consolidated Balance Sheet. In the third quarter of 2019, we recorded a $1.0 million adjustment due to a change in our estimate of transaction costs by decreasing general and administrative expenses by $0.4 million and additional paid-in capital by $0.6 million.
(2) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.

The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Net loss (GAAP)	$(10,559)	$(24,637)	$(317,606)	$(132,064)

Adjustments:
Stock-based compensation	3,013	6,311	14,270	31,191
Investigation and audit related	980	696	4,176	37,446
Amortization of intangible assets (1)	6,970	7,896	23,151	24,706
Settlement of litigation, net	(2,100)	—	2,900	5,250
Restructuring	2,270	51	5,149	5,141
Impairment of goodwill	—	—	224,272	—
Impairment of intangible asset	—	—	17,308	—
Private placement issuance cost (2)	(416)	—	738	—
Other (income) expense, net (3)	(6,385)	5,699	(5,469)	9,834
Non-GAAP net loss	$(6,227)	$(3,984)	$(31,111)	$(18,496)
(1) In the fourth quarter of 2018, amortization of intangible assets was added as an adjustment in our calculation of non-GAAP net loss. Prior year non-GAAP net loss has been recast to include this adjustment, which is intended to better reflect our core operating performance.
(2) In the second quarter of 2019, we recorded $2.8 million in accrued transaction costs, of which $1.2 million was allocated to the warrants liability and recorded in general and administrative expenses in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs of $1.6 million were recorded in additional paid-in capital in the Condensed Consolidated Balance Sheet. In the third quarter of 2019, we recorded a $1.0 million adjustment due to a change in our estimate of transaction costs by decreasing general and administrative expenses by $0.4 million and additional paid-in capital by $0.6 million.
(3) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, investigation, audit-related and litigation expense, fair value adjustments for financing derivatives and warrants, variable interest expense for outstanding senior secured convertible notes, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today’s conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Three Months Ended September 30,
	2019 (Unaudited)				2018 (Unaudited)
(In thousands)	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$94,300			100.0%	$102,864			100.0%
Cost of revenues	47,390	$396	$46,994	49.8%	49,446	$1,248	$48,198	46.9%
Gross profit	46,910	(396)	47,306	50.2%	53,418	(1,248)	54,666	53.1%
Selling and marketing	20,421	756	19,665	20.9%	24,866	1,860	23,006	22.4%
Research and development	14,064	469	13,595	14.4%	18,742	1,137	17,605	17.1%
General and administrative	14,064	1,392	12,672	13.4%	18,707	2,066	16,641	16.2%
Restructuring	2,270	129	2,141	2.3%	51	—	51	—%

	Nine Months Ended September 30,
	2019 (Unaudited)				2018 (Unaudited)
(In thousands)	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$293,482			100.0%	$310,172			100.0%
Cost of revenues	152,791	$1,880	$150,911	51.4%	148,226	$5,235	$142,991	46.1%
Gross profit	140,691	(1,880)	142,571	48.6%	161,946	(5,235)	167,181	53.9%
Selling and marketing	68,590	3,159	65,431	22.3%	80,418	8,227	72,191	23.3%
Research and development	49,163	1,863	47,300	16.1%	58,347	5,453	52,894	17.1%
General and administrative	50,541	7,368	43,173	14.7%	66,067	12,276	53,791	17.3%
Restructuring	5,149	(137)	5,286	1.8%	5,141	—	5,141	1.7%
We do not provide GAAP cost of revenues, selling and marketing, research and development, general and administrative, and restructuring expense on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense without unreasonable effort. Stock-based compensation expense is uncertain, depends on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of non-GAAP operating expense to the most directly comparable GAAP measure on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2019 (Unaudited)	% of Revenue	2018 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$65,334	69.3%	$70,499	68.4%	$(5,165)	(7.3)%
Analytics and Optimization	18,252	19.3%	22,215	21.6%	(3,963)	(17.8)%
Movies Reporting and Analytics	10,714	11.4%	10,150	10.0%	564	5.6%
Total revenues	$94,300	100%	$102,864	100%	$(8,564)	(8.3)%

	Nine Months Ended September 30,
(In thousands)	2019 (Unaudited)	% of Revenue	2018 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$204,833	69.8%	$210,569	67.9%	$(5,736)	(2.7)%
Analytics and Optimization	57,003	19.4%	68,479	22.1%	(11,476)	(16.8)%
Movies Reporting and Analytics	31,646	10.8%	31,124	10.0%	522	1.7%
Total revenues	$293,482	100%	$310,172	100%	$(16,690)	(5.4)%